EXHIBIT 10.2

AN AMENDMENT AGREEMENT is made on June 29, 2006

AMONG

(1)                                  BEIJING XINYUAN TIANYU TECHNOLOGIES CO., LTD. (北京信源天宇科技有限公司), with limited liability established and existing pursuant to the laws of the PRC whose registered office is at Room 312, Shunpinda Bus Terminal, 8 Chuangxin Road, Beijing Changping Technology Park, Beijing, PRC;

(2)                                  BEIJING ZHANHENG JIYUAN SOFTWARE TECHNOLOGIES CO., LTD. (北京展恒纪元软件技术有限公司), with limited liability established and existing pursuant to the laws of the PRC whose registered office is at Room 305, Shunpinda Bus Terminal, 8 Chuangxin Road, Beijing Changping Technology Park, Beijing, PRC;

(3)                                  BEIJING SIHITECH CO., LTD. (北京宇信鸿泰科技发展有限公司), a company with limited liability established and existing pursuant to the laws of the PRC whose registered office is at 3rd Floor, Tower B, Beijing Financial Trust Building, 5 Anding Road, Chaoyang District, Beijing, 100029, PRC;

(4)                                  AHEAD BILLION VENTURE LIMITED, a company incorporated under the laws of the British Virgin Islands whose registered office is at TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands; and

(5)                                  INDIVIDUAL SHAREHOLDERS listed in Appendix A.

WHEREAS

The Parties have signed an agreement for sale and purchase of equity interest of Beijing Sihitech Co., Ltd. as of December 20, 2005 (the Sihitech SPA).

IT IS AGREED as follows:

1              The Parties agree that Section 11.1(c) of the Sihitech SPA shall be amended to read as follows:

“(c)                  by either the Purchaser or the Vendors, if the Closing or the closing for the acquisition of e-Channels by e-Channels BVI has not occurred by November 24, 2006 (or such other date as may be extended from time to time by written agreement of the Purchaser and Vendors); provided, however, that the right to terminate this Agreement under this Section 11.1(c) shall not be available to any Party that is then in breach of any of its covenants, representations or warranties in this Agreement;”

2              The Parties agree that except as amended hereby, the provisions of the SPA are confirmed and shall remain unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

BEIJING ZHANHENG JIYUAN SOFTWARE TECHNOLOGIES CO., LTD.		AHEAD BILLION VENTURE LIMITED

By:	/s/ HONG Weidong	By:	/s/ HONG Weidong
Name: HONG Weidong		Name: HONG Weidong
Title:		Title:

BEIJING XINYUAN TIANYU TECHNOLOGIES CO., LTD.		INDIVIDUAL SHAREHOLDERS

By:	/s/ HONG Weidong	By:	/s/ HONG Weidong
Name: HONG Weidong		Name: HONG Weidong
Title:		Authorized Representative

BEIJING SIHITECH CO., LTD.

By:	/s/ HONG Weidong
Name: HONG Weidong
Title:

2

APPENDIX A

INDIVIDUAL SHAREHOLDERS

Shareholders’ Name	Contribution in Registered Capital (RMB million)
Hong Weidong	9.5 (47.5%)
Wu Hong	3.6 (18%)
Wang Yanmei	0.9 (4.5%)
Liu Xin	0.5 (2.5%)
Fan Qinghua	0.8 (4%)
Zheng Chun	0.6 (3%)
Li Yuan	0.4 (2%)
Li Shixin	0.4 (2%)
Zhao Yiyong	0.3 (1.5%)
Li Feng	0.2 (1%)
Liu Wei	0.2 (1%)
Ma Gehua	1 (5%)
He Changqing	0.6 (3%)
Su Yong	1 (5%)